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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45902, 333-83942 and 333-110425 and Form S-8
(No. 333-104939) of AmeriGas Partners, L.P. of our report dated December 6, 2004 relating to the financial statements, which appears in the Annual Report to Unitholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 6, 2004 relating to the financial statement schedules, which appears in this Form 10-K.

s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 14, 2004